SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2004

Commission File Number 000-28417

Knowledge Transfer Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

76-0599457
(IRS Employer Identification No.)

62 Crestmont Drive, Oakland, California 94619
(Address of principal executive offices)

Registrant’s telephone number including area code: (510) 251-6230

Not applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

On July 28, 2004, there was an announcement of Knowledge Transfer Systems, Inc.‘s (the “Company’s”) July 29, 2004 effectiveness of the 1 for 500 reverse split of the Company’s Common Stock. A copy of the announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The reverse stock split became effective over 20 days after the mailing of the Schedule 14C Information Statement, which was mailed on June 25, 2004. Pursuant to the reverse stock split, each holder of the Company’s common stock on July 29, 2004 will receive one share of common stock for each five hundred (500) shares of common stock it currently owns.  No fractional shares shall be issued; however, all fractional shares shall be rounded up to the next whole number of shares. Also, no shareholder’s holdings shall be reduced to less than 100 shares. Further details about the reverse stock split can be found in the Company’s Schedule 14C, Definitive Information Statement, filed with the Securities and Exchange Commission on June 25, 2004. After the reverse stock split, the Company’s authorized shares will be 110,000,000, of which 10,000,000 shall be preferred and 100,000,000 shall be common shares. The new CUSIP number is 49924U202. The symbol will change to KTSY on the effective date.

The information contained in the announcement attached as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7. Financial Statements and Exhibits.

(a)     Financial statements of business acquired:

None.

(b)     Pro forma financial information:

None.

(c)     Exhibits:

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Registration S-B.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 29, 2004

KNOWLEDGE TRANSFER SYSTEMS, INC.

BY: /S/ STEVEN K. BURKE STEVEN K. BURKE CHIEF EXECUTIVE OFFICER AND CHAIRMAN (PRINCIPAL CHIEF FINANCIAL OFFICER AND ACCOUNTING OFFICER)

EXHIBIT INDEX
Exhibit 3.1 Exhibit 3.2 Exhibit 99.1 * Incorporated by reference	Articles of Incorporation* By-Laws* Announcement issued by NASDAQ on July 28, 2004